UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2011

Upstream Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50494	98-0412432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Broward Blvd., Suite 1200 Ft. Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 915-1550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2011, Mr. Michael Brauser was appointed as a director and Chairman of the Board of Directors of Upstream Worldwide, Inc. (“Upstream”). Since 2010, Mr. Brauser has been a lender and an investor in Upstream.  Mr. Brauser is the father of Daniel Brauser, Upstream’s Chief Financial Officer.

In August 2010, Mr. Brauser invested $450,000 and was issued 450,000 shares of Series B Preferred Stock and 11,250,000 warrants exercisable at $0.06 per share.  In February 2011, Upstream agreed to lower the exercise price of the warrants to $0.015 if the investors in the August 2010 private placement exercised their warrants.  Mr. Brauser paid $168,750 to exercise these warrants.

From April 2011 through November 2011, Mr. Brauser lent Upstream a total of $325,000. In November 2011, Mr. Brauser converted the principal of the loans into 650,000 shares of Series A Preferred Stock and also received 650,000 five-year warrants exercisable at the same price as Upstream’s next financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPSTREAM WORLDWIDE, INC.

Date: November 23, 2011	By:	/s/ Michael Brachfeld
Name: Michael Brachfeld
Title: Chief Accounting Officer